Exhibit 10.7

EXECUTION VERSION

CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT
THIS CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of this 31st day of December, 2019, by and among SUNNOVA TEP HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), SUNNOVA TE MANAGEMENT, LLC, a Delaware limited liability company, in its capacity as Facility Administrator (the “Facility Administrator”), CREDIT SUISSE AG, NEW YORK BRANCH, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”), the Lenders and the Funding Agents representing a group of Lenders party to the Credit Agreement (defined below) (together with the Borrower, the Administrative Agent, the Lenders and the Facility Administrator, the “Parties”), and amends that certain Credit Agreement, dated as of September 6, 2019, as amended by that certain First Amendment to Credit Agreement, dated as of December 2, 2019 (as further amended, modified, restated, supplemented or extended prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the Facility Administrator, the Administrative Agent, the Lenders and the Funding Agents representing a group of Lenders party thereto, Wells Fargo Bank, National Association, in its capacity as Paying Agent, and U.S. Bank National Association, in its capacity as Verification Agent. Capitalized terms used herein have the meanings set forth in the Credit Agreement.
RECITALS
WHEREAS, Section 5.2(B) of the Credit Agreement prohibits Borrower from selling, assigning or otherwise distributing any portion of the Collateral, Section 5.2(E) of the Credit Agreement prohibits Borrower from making any distribution of assets on account of the interest in Borrower or SAP IV, and Section 5.2(I) of the Credit Agreement prohibits Borrower from entering into certain transactions with Affiliates that are not otherwise permitted by the Credit Agreement.
WHEREAS, Borrower wishes to cause the transfer of certain Substantial Stage Solar Assets owned by SAP to a Financing Fund, and the Administrative Agent and the Lenders desire to consent to such transfer, in each case, pursuant to that certain Master Distribution Agreement, dated as of the date hereof (the “Master Distribution Agreement”), by and among SAP, Borrower, TEP Resources and Seller, and the related Master Purchase Agreement.
WHEREAS, the Parties hereto desire to amend the Credit Agreement in accordance with Section 10.2(A) thereof as set forth in Sections 1 hereof.
NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.    Consent. The Administrative Agent and the Lenders hereby consent to the distribution, on the date hereof, of the Substantial Stage Solar Assets listed on Schedule 1 to the Master Purchase Agreement, from SAP to Borrower, from Borrower to TEP Resources and from TEP Resources to Seller, in each case pursuant to the Master Distribution Agreement; provided that (i) such Substantial Stage Solar Assets are contemporaneously transferred to a Financing Fund and (ii) after giving to effect thereto, neither a Class A Borrowing Base Deficiency nor a Class B

Borrowing Base Deficiency exists, as demonstrated in a Borrowing Base Certificate delivered by the Borrower to the Administrative Agent on the date hereof. For the avoidance of doubt (x) the Administrative Agent hereby releases its Lien on such Substantial Stage Solar Assets in contemporaneously with such distribution to Seller and (y) the consent provided in this Section 1 shall only apply to the Substantial Stage Solar Assets listed on Schedule I to the Master Distribution Agreement as of the date hereof.
2.    Amendments to the Credit Agreement. Upon execution of this Amendment, the Credit Agreement shall be, and it hereby is, amended as follows:

(i)    A new Section 6.1(T) of the Credit Agreement is hereby added as follows:
“6.1(T). TEP IV-B Tax Loss Insurance Policy. TEP IV-B (or Parent or an affiliate thereof on behalf of such Financing Fund) fails to procure a Tax Loss Insurance Policy by January 31, 2020.”
(ii)    The definition of “Contribution Agreement” in Exhibit A to the Credit Agreement is hereby amended and restated as follows:
““Contribution Agreement” shall mean, collectively, (a) that Contribution Agreement, dated as of the Closing Date, by and among the Assignors and the Seller, (b) that certain Contribution and Assignment Agreement, dated as of the Closing Date, by and among Parent, TEP Inventory and the Seller, and (c) that certain Transfer Agreement, dated as of December 31, 2019, by and among Parent, TEP Inventory and the Seller.”
(iii)    Schedule VIII of the Credit Agreement is hereby replaced with the new Schedule VIII attached hereto as Exhibit A.
3.    Representations and Warranties. Each of the Borrower and the Facility Administrator represents and warrants as of the date of this Amendment as follows:
(i)this Amendment has been duly and validly executed and delivered by such party and constitutes its valid and binding obligation, legally enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable insolvency laws and general principles of equity (whether considered in a proceeding at law or in equity);
(ii)the execution, delivery and performance by it of this Amendment are within its powers, and do not conflict with, and will not result in a violation of, or constitute or give rise to an event of default under (i) any of its organizational documents, (ii) any agreement or other instrument which may be binding upon it, or (iii) any law, governmental regulation, court decree or order applicable to it or its properties, except, in each case, where such conflict, violation or event of default could not reasonably be expected to result in a Material Adverse Effect;

(iii)it has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to obtain such licenses, authorizations, consents and approvals would not result in a Material Adverse Effect; and
(iv)the representations and warranties of such party set forth in the Transaction Documents to which it is a party are true and correct in all material respects (except to the extent there are already materiality qualifiers therein) as of the date hereof.
Each of the Borrower and the Facility Administrator represents and warrants that (i) immediately prior to this Amendment, no Potential Default, Event of Default, Potential Amortization Event or Amortization Event has occurred and is continuing and (ii) no Potential Default, Event of Default, Potential Amortization Event or Amortization Event will occur as a result of the execution of this Amendment.
4.    Effect of Amendment. This Amendment shall not in any manner constitute or be construed to constitute a novation, discharge, forgiveness, extinguishment or release of any obligation under the Credit Agreement or the other Transaction Documents or to keep and perform any of the terms, conditions, agreements contained in therein. Except as expressly amended and modified by this Amendment, all provisions of the Credit Agreement shall remain in full force and effect and each reference to the Credit Agreement and words of similar import in the Transaction Documents shall be a reference to the Credit Agreement as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Credit Agreement other than as set forth herein. This Amendment is a Transaction Document.
5.    No Release or Novation; Ratification of Related Documents; Binding Effect. Nothing contained herein and nothing done pursuant hereto shall affect or be construed to affect or to release the liability of any party or parties whomsoever who may now or hereafter be liable under or on account of the Indebtedness under the Credit Agreement and the other Transaction Documents. Except as expressly provided herein, (i) nothing herein shall limit in any way the rights and remedies of the Secured Parties under the Credit Agreement and the other Transaction Documents, and (ii) the terms and conditions of the Credit Agreement and the other Transaction Documents remain in full force and effect and are hereby ratified and affirmed. The Borrower hereby ratifies and affirms all of its promises, covenants and obligations to promptly and properly pay any and all sums due under the Credit Agreement and the other Transaction Documents, as amended by this Amendment and to promptly and properly perform and comply with any and all of its obligations, duties and agreements pursuant thereto, as modified hereby or in connection herewith. This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.
6.    Entire Agreement; Effectiveness. This Amendment constitutes the entire agreement among the Parties with respect to the matters dealt with herein. All previous documents, undertakings and agreements, whether verbal, written or otherwise, among the Parties with respect to the subject matter of this Amendment, are hereby cancelled and superseded and shall not affect or modify any of the terms or obligations set forth in this Amendment. Upon the execution of this Amendment, this Amendment shall be binding upon and inure to the benefit of the Parties.
7.    Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.
8.    Incorporation By Reference. Sections 10.9 (Governing Law), 10.10 (Jurisdiction), 10.11 (Waiver of Jury Trial), 10.20 (Non-Petition) and 10.21 (Non-Recourse) of the Credit Agreement hereby are incorporated by reference as if fully set forth in this Amendment mutatis mutandis.
9.    Counterparts. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e‑mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written above.
SUNNOVA TEP HOLDINGS, LLC, as Borrower

By:	/s/ Robert Lane______________________
Name: Robert Lane
Title: Executive Vice President, Chief Financial Officer
SUNNOVA TE MANAGEMENT, LLC

By:	/s/ Robert Lane______________________
Name: Robert Lane
Title: Executive Vice President, Chief Financial Officer

[Signature Page to Sunnova TEP IV Warehouse Credit Agreement Consent & Second Amendment]

CREDIT SUISSE AG, NEW YORK BRANCH,
as Administrative Agent and as a Funding Agent

By:	/s/ Kenneth Aiani_____________________
Name: Kenneth Aiani
Title: Vice President

By:	/s/ Patrick J. Hart______________________
Name: Patrick J. Hart
Title: Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Kenneth Aiani_____________________
Name: Kenneth Aiani
Title: Authorized Signatory

By:	/s/ Patrick J. Hart______________________
Name: Patrick J. Hart
Title: Authorized Signatory

[Signature Page to Sunnova TEP IV Warehouse Credit Agreement Consent & Second Amendment]

MOUNTCLIFF FUNDING LLC, AS A CONDUIT LENDER

By:	/s/ Josh Borg_________________________
Name: Josh Borg
Title: Authorized Signatory

[Signature Page to Sunnova TEP IV Warehouse Credit Agreement Consent & Second Amendment]

Exhibit A

[see attached]

Execution Version
SCHEDULE VIII
TAX EQUITY DEFINITIONS

Financing Funds

1.	Sunnova TEP IV-A, LLC, a Delaware limited liability company (“TEP IV-A”)

2.	Sunnova TEP IV-B, LLC, a Delaware limited liability company (“TEP IV-B”)

Financing Fund LLCAs

1.
With respect to TEP IV-A, the Amended and Restated Limited Liability Company Agreement, dated as of August 16, 2019, entered into between the applicable Managing Member and the applicable Tax Equity Investor (the “TEP IV-A LLCA”)

2.
With respect to TEP IV-B, the Amended and Restated Limited Liability Company Agreement, dated as of December 31, 2019, entered into between the applicable Managing Member and the applicable Tax Equity Investor (the “TEP IV-B LLCA”)

Management Agreements

1.	Management Agreement, dated as of August 16, 2019, by and between the Manager and TEP IV-A (“TEP IV-A Management Agreement”)

2.	Management Agreement, dated as of December 31, 2019, by and between the Manager and TEP IV-B (“TEP IV-B Management Agreement”)

Managers

1.	Sunnova TE Management, LLC, a Delaware limited liability company

Managing Members

1.	Sunnova TEP IV-A Manager, LLC, a Delaware limited liability company

2.	Sunnova TEP IV-B Manager, LLC, a Delaware limited liability company

Managing Member Interests

1.	The Class B Interest in TEP IV-A

2.	To the extent the TEP IV-A Purchase Option is exercised, the Class A Interest in TEP IV-A

3.	The Class B Interest in TEP IV-B

4.	To the extent the TEP IV-B Purchase Option is exercised, the Class A Interest in TEP IV-B

Master Purchase Agreements

1.	Master Purchase Agreement, dated as of August 16, 2019, between Sunnova TEP Developer, LLC and TEP IV-A (“TEP IV-A MPA”)

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2.	Development and Purchase Agreement, dated as of December 31, 2019, by and between Sunnova TEP Developer, LLC and TEP IV-B (“TEP IV-B DPA”)

Purchase Options

1.	“TEP IV-A Purchase Option” means the right of the applicable Managing Member or its designated Affiliate to purchase the related Tax Equity Investor’s interest in TEP IV-A

2.	“TEP IV-B Purchase Option” means the right of the applicable Managing Member to purchase the related Tax Equity Investor’s interest in TEP IV-B

Servicing Agreements

1.	Servicing Agreement, dated as of August 16, 2019, by and among the Manager, TEP IV-A and GreatAmerica Portfolio Services Group LLC (“TEP IV-A Servicing Agreement”)

2.	Servicing Agreement, dated as of December 31, 2019, by and among the Manager, TEP IV-B and GreatAmerica Portfolio Services Group LLC (“TEP IV-B Servicing Agreement”)

Tax Equity Financing Documents

TEP IV-A

1.	Guaranty, dated as of August 16, 2019, by Parent for the benefit of the applicable Tax Equity Investor

2.	TEP IV-A Management Agreement

3.	TEP IV-A Servicing Agreement

4.	TEP IV-A MPA

5.	TEP IV-A LLCA

6.	Deposit Account Control Agreement, dated as of August 16, 2019, by and between TEP IV-A, the applicable Tax Equity Investor, and Texas Capital Bank, N.A., a national banking association

TEP IV-B

1.	Guaranty, dated as of December 31, 2019, by Parent for the benefit of the applicable Tax Equity Investor

2.	TEP IV-B Management Agreement

3.	TEP IV-B Servicing Agreement

4.	TEP IV-B DPA

5.	TEP IV-B LLCA

6.	Blocked Account Control Agreement, dated as of December 31, 2019, by and among TEP IV-B, the applicable Tax Equity Investor, and JPMorgan Chase Bank, N.A., a national banking association

Tax Equity Investors

1.	With respect to TEP IV-A, JPM Capital Corporation, a Delaware corporation

2.	With respect to TEP IV-B, BAL Investment & Advisory, Inc., a Delaware corporation

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